Exhibit 99.1

Contact:
Jon W. Clark
Chief Financial Officer
(212) 297-1000
-Or-
Brittany A. Sanders
Investor Relations
(212) 297-1000
Gramercy Property Trust Reports Fourth Quarter and Full Year 2015 Financial Results
Highlights

•
In December 2015, completed merger of Gramercy Property Trust Inc. ("Legacy Gramercy") with and into a subsidiary of Chambers Street Properties ("Legacy Chambers") creating the largest industrial and office net lease real estate investment trust with an enterprise value of approximately $6.0 billion.

•
Generated Core FFO of $36.4 million or $0.16 per diluted common share for the fourth quarter of 2015. For the full year 2015, generated Core FFO of $114.8 million or $0.61 per diluted common share. Core FFO excludes costs related to the merger.

•
Generated NAREIT defined funds from operations ("FFO") of $(22.5) million or $(0.10) per diluted common share for the fourth quarter of 2015. For the full year 2015, generated FFO of $42.1 million or $0.22 per diluted common share.

•
Generated adjusted funds from operations ("AFFO") of $34.6 million or $0.15 per diluted common share for the fourth quarter of 2015. For the full year 2015, generated AFFO of $101.3 million or $0.54 per diluted common share.

•	Reaffirmed Core FFO and AFFO guidance of $0.66 - $0.75 per diluted common share for full year 2016.

•	Subsequent to year end, declared first quarter 2016 dividend of $0.11 per common share.

•	Entered into new financings consisting of a $1.9 billion credit facility, a $175.0 million seven-year senior unsecured term loan and a $150.0 million privately placed senior unsecured note.

•
During the fourth quarter of 2015, acquired seven properties in four separate transactions for a total purchase price of approximately $66.5 million (7.6% initial cap rate; 8.7% annualized straight-line cap rate) with a weighted average lease term of approximately 15.9 years. Exceeded Legacy Gramercy's projected acquisition target of $600.0 to $900.0 million for 2015 acquiring 54 properties in 21 separate transactions for a total purchase price of approximately $1.1 billion.

•
Subsequent to year-end, disposed of three multi-tenant office portfolios in Weston, Florida, Cincinnati, Ohio and Jersey City, New Jersey, for an aggregate sale price of approximately $500.8 million equating to a weighted average cap rate of 5.43%. Aggregate sale price reflects 100% of gross proceeds for the Weston, Florida property, of which the Company owned 80% through a joint venture. The cap rate assumes no Net Operating Income ("NOI") for vacant 70 Hudson and stabilized 2016 cash NOI for 90 Hudson, which is adjusted for free rent credits granted to the buyer.

•
Subsequent to year-end, acquired three properties for an aggregate purchase price of approximately $52.8 million (7.6% initial cap rate; 9.3% annualized straight-line cap rate) with a weighted average lease term of approximately 17.6 years.

•	Subsequent to year-end, announced share repurchase plan to acquire up to $100.0 million of the Company's common shares.
Summary
NEW YORK, N.Y. – February 26, 2016 – Gramercy Property Trust (NYSE: GPT) today reported a net loss to common shareholders of $(51.2) million, or $(0.23) per fully diluted common share for the three months ended December 31, 2015 and a net loss to common shareholders of $(54.2) million, or $(0.30) per fully diluted common share for the full year ended December 31, 2015. For the quarter, the Company generated negative FFO of $(22.5) million, or $(0.10) per fully diluted common share, and for the year ended December 31, 2015, FFO was $42.1 million, or $0.22 per fully diluted common share. Negative FFO and net loss to common shareholders in the fourth quarter of 2015 includes acquisitions and merger related costs of $48.3 million or $0.22 per diluted common share and loss on extinguishment of debt of $9.5 million or $0.04 per diluted common share. For the year, acquisition and merger related costs were $62.9 million or $0.34 per diluted common share. For the quarter, the Company generated Core FFO of $36.4 million, or $0.16 per fully diluted common share, and for the year ended December 31, 2015, Core FFO was $114.8 million, or $0.61 per fully diluted common share. For the quarter, the Company generated AFFO of $34.6 million, or $0.15 per fully diluted common share, and for the year ended December 31, 2015, AFFO was $101.3 million, or $0.54 per fully diluted common share. A reconciliation of FFO, Core FFO and AFFO to net income available to common shareholders is included on page 8 of the press release.
The Company reaffirms its previously announced outlook for 2016 with expected Core FFO and AFFO of $0.66 - $0.75 per diluted common share. This outlook assumes dispositions of properties of $1.0 billion and acquisitions of replacement properties aggregating $1.0 billion prior to December 31, 2016. The outlook also assumes $19.0 million, or $0.04 per share, in combined company reserves for revenue generating capital expenditures and the expenditure of $19.8 million, or $0.05 per share, for revenue maintaining expenditures during calendar 2016, and assumes that the Company does not raise any equity during 2016. Additionally, the 2016 outlook assumes total management, general and administrative expenses of approximately $25.0 million, including non-cash stock compensation expense and excluding such costs associated with the European operations.
For the fourth quarter of 2015, the Company recognized total revenues of approximately $70.0 million, an increase of 7.4% over total revenues of $65.2 million reported in the prior quarter. Total revenues for the year ended December 31, 2015 were approximately $237.3 million as compared to $107.9 million for the prior year, an increase of 119.9%.
Merger with Chambers Street
On December 17, 2015, the Company announced the completion of the previously announced merger of Gramercy Property Trust Inc. ("Legacy Gramercy") with and into a subsidiary of Chambers Street Properties ("Legacy Chambers"). Legacy Gramercy's shareholders and Legacy Chambers shareholders voted to approve the transaction at respective special meetings on December 15, 2015.
The merger, which was first announced on July 1, 2015, created the largest industrial and office net lease real estate investment trust with an enterprise value of approximately $6.0 billion and a portfolio of 323 properties, including properties owned in unconsolidated equity investments, comprising an aggregate 63.0 million square feet. The combined company retained the Gramercy name and trades on the New York Stock Exchange under the symbol, "GPT."
Pursuant to the terms of the definitive merger agreement, the Legacy Gramercy stockholders at the time received 3.1898 common shares of Legacy Chambers common shares for each share of Legacy Gramercy common stock they owned at the time of the merger.
New Financings
The Legacy Gramercy and Legacy Chambers credit facilities were refinanced into a new senior unsecured credit facility for the combined company (the "Facility") consisting of an $850.0 million senior unsecured revolving credit facility (the "Revolving Credit Facility"), a $300.0 million three-year term loan (the "3 Year Facility") and a $750.0 million five-year term loan. The Revolving Credit Facility has an initial term of four years with an option for a one-year extension and the 3 Year Facility has an initial term of three years with an option for a one-year extension. The combined company also entered into a $175.0 million seven-year senior unsecured term loan and issued $150.0 million in a private placement of senior unsecured notes. $100.0 million of the private placement was funded concurrent with the closing of the merger and $50.0 million was funded in January 2016.
Gramercy European Property Fund
During the fourth quarter of 2015, the Company contributed €9.6 million to Gramercy Property Europe plc ("Gramercy Europe"). Gramercy Europe acquired six properties in five separate transactions for a total purchase price of approximately €131.4 million and partially funded with €73.0 million non-recourse mortgage financings in the fourth quarter of 2015. Gramercy Europe contributed a net loss of $0.5 million to the Company's earnings, which is primarily comprised of the Company's pro-rata share of property acquisition costs of $2.6 million.
Since its inception in December 2014, the Company has contributed a total of €23.2 million to Gramercy Europe. Gramercy Europe has acquired 12 properties aggregating approximately 3.5 million square feet in eight separate transactions for a total purchase price of approximately €238.0 million.
Property Acquisitions
In 2015, the Company acquired 54 properties aggregating approximately 8.8 million square feet in 21 transactions for a total purchase price of approximately $1.1 billion with an average cash cap rate of 7.2%, an average annualized straight-lined cap rate of 7.9%, and an average lease term in excess of 11 years.

In the fourth quarter of 2015, the Company acquired seven properties in four separate transactions for a total purchase price of approximately $66.5 million (7.6% initial cap rate; 8.7% annualized straight-line cap rate) with a weighted average lease term of approximately 15.9 years.
Fourth quarter 2015 property acquisitions are summarized in the chart below:

(Dollar amount in thousands)
Acq. Date	Location	MSA	Major Tenants	Property Type	Square Feet	Purchase Price	Occupancy	Cash NOI	S/L NOI
11/24/2015	Atlanta, GA	Atlanta	Deutz Corp	Warehouse	142,073	$8,050	100%	$557	$615
11/24/2015	Atlanta, GA	Atlanta	GranQuartz	Warehouse	80,000	4,450	100%	304	326
12/22/2015	Round Rock, TX(1)	Austin	ProPortion Food	Cold Storage	200,411	28,880	100%	2,166	2,451
12/24/2015	Hackettstown, NJ	Central New Jersey	Astrodyne	Light Manufacturing	150,500	13,130	100%	978	1,218
12/24/2015	Nashville / La Vergne, TN(2)	Nashville	Crowne Group	Manufacturing	377,600	12,000	100%	1,080	1,208
					950,584	$66,510	100%	$5,085	$5,819
(1) NOI is run rate for when ProPortion begins paying rent upon completion of the build-to-suit. The Company entered into a forward purchase contract to acquire the property at the end of redevelopment. The Company has funded $8.1 million of the redevelopment costs at December 31, 2015.
(2) Includes three properties.
Subsequent to year-end, the Company acquired three additional properties for a total purchase price of approximately $52.8 million (7.6% initial cap rate; 9.3% annualized straight-line cap rate) with a weighted average lease term of approximately 17.6 years.

(Dollar amount in thousands)
Acq. Date	Location	MSA	Major Tenants	Property Type	Square Feet	Purchase Price	Occupancy	Cash NOI	S/L NOI
1/28/2016	Bedford Park, IL	Chicago	Superior Manufacturing	Manufacturing	246,060	$12,500	100%	$923	$1,064
1/28/2016	Moselle, MS	Other	Superior Manufacturing	Manufacturing	150,000	3,250	100%	300	346
2/22/2016	Indianapolis, IN	Indianapolis	AmeriPlex Bakery	Cold Storage	225,586	37,000	100%	2,784	3,482
					621,646	$52,750	100%	$4,007	$4,891
Subsequent to year-end, the Company disposed of three multi-tenant office portfolios in Weston, Florida, Cincinnati, Ohio and Jersey City, New Jersey for an aggregate sale price of approximately $500.8 million equating to a weighted average in place cap rate of 5.43%. Cap rate assumes no NOI for vacant 70 Hudson and stabilized 2016 cash NOI for 90 Hudson, which excludes free rent credits.

(Dollar amount in thousands)
Disp Date	Location	MSA	Major Tenants	Property Type	Square Feet	Sale Price	Cash NOI
1/13/2016	Weston, FL(1)	South Florida	Multi-Tenant	Office	388,113	$114,786	$7,349
2/8/2016	Blue Ash, OH	Cincinnati	Multi-Tenant	Office	540,867	87,000	7,874
2/25/2016	Jersey City, NJ(2)	New York/New Jersey	Multi-Tenant	Office	857,940	299,000	11,981
					1,786,920	$500,786	$27,204
(1) Weston metrics represent 100% share of the Joint Venture. The Company's pro-rata share is 80%.
(2) Cash NOI represents stabilized 2016 cash NOI for 90 Hudson, which excludes free rent credits.
Gramercy Asset Management
The Company's asset and property management business, which operates under the name Gramercy Asset Management, currently manages for third parties approximately $900.0 million of commercial properties throughout the United States and Europe.
In the fourth quarter 2015, Gramercy Asset Management recognized fee revenues of $4.7 million in property management, asset management, and administrative fees, as compared to $5.2 million at the end of the prior quarter. The decrease in fees for the fourth quarter of 2015 is primarily attributable to changes in incentive and disposition fees earned on properties sold in the managed portfolio. For the year ended December 31, 2015 fee revenue was $22.3 million as compared to $25.0 million in the prior year. The decrease in fee revenue for the year ended December 31, 2015 was attributable to disposition activity.
Corporate
As of December 31, 2015, the Company maintained approximately $681.3 million of liquidity at quarter end, as compared to approximately $268.0 million of liquidity reported in the prior quarter. Liquidity includes $128.0 million of unrestricted cash as compared to approximately $38.1 million reported at the end of the prior quarter. As of December 31, 2015, there were $296.7 million of borrowings outstanding under the Revolving Credit Facility.
Management, general and administrative ("MG&A") expenses were $5.5 million for the quarter ended December 31, 2015 compared to $4.7 million in the prior quarter. MG&A expenses were $19.8 million and $18.4 million for the twelve months ended December 31, 2015 and 2014, respectively. The Company's MG&A expenses were related to the following business lines:

(Dollar amount in thousands)
	Three Months Ended		Twelve Months Ended
	December 31, 2015	September 30, 2015	December 31, 2015	December 31, 2014
Corporate/Investments	$5,359	$4,617	$19,215	$15,597
Asset Management	136	131	579	2,819
Total	$5,495	$4,748	$19,794	$18,416

MG&A expenses includes non-cash stock compensation costs of approximately $910 thousand and $891 thousand for the three months ended December 31, 2015 and September 30, 2015, respectively. Non-cash compensation cost was $3.2 million and $2.6 million for the year ended December 31, 2015 and 2014, respectively.
Dividends
The combined company’s Board of Trustees authorized and the Company declared a "stub period" dividend for the period December 17, 2015 through December 31, 2015 in the amount of $0.0206 per common share. The "stub period" dividend was paid on January 15, 2016 to holders of the combined company's common shares of record as of the close of business on December 31, 2015.  The Legacy Chambers’ Board of Trustees paid dividends of $0.0425, $0.0425, and $0.0219 per common share for the month of October 2015, the month of November 2015, and for the period from December 1, 2015 through December 16, 2015, respectively.  The Legacy Gramercy Board of Directors paid a dividend of $0.18413 per common stock for the period from October 1, 2015 through December 16, 2015.
The Board of Directors also declared a dividend on the 7.125% Series A Cumulative Redeemable Preferred Shares for the quarter ending December 31, 2015 in the amount of $0.44531 per share, paid on December 31, 2015 to preferred shareholders of record as of the close of business on December 16, 2015.
Subsequent to quarter end, the Board of Trustees authorized and the Company declared a first quarter 2016 dividend of $0.11 per common share. The dividend is payable on April 15, 2016 to common shareholders of record as of the close of business on March 31, 2016.
The Board of Trustees also declared a dividend on the 7.125% Series A Cumulative Redeemable Preferred Shares for the quarter ending March 31, 2016 in the amount of $0.44531 per share, payable on March 31, 2016 to preferred shareholders of record as of the close of business on March 15, 2016.
Share Repurchase Plan

The Company’s Board of Trustees has approved a share repurchase program authorizing the Company to repurchase up to $100 million of the Company’s outstanding common shares.  The Company anticipates funding the program primarily through proceeds from non-core asset sales.

Purchases under the program will be made from time to time in the open market or in privately negotiated transactions.  The timing, manner, price and amount of any repurchases will be determined by the Company in its discretion and will be subject to economic and market conditions, stock price, applicable legal requirements and other factors. The program may be suspended or discontinued at any time.

Company Profile

Gramercy Property Trust is a leading global investor and asset manager of commercial real estate. The Company specializes in acquiring and managing single-tenant, net-leased industrial and office properties purchased through sale-leaseback transactions or directly from property developers and owners. The Company focuses on income producing properties leased to high quality tenants in major markets in the United States and Europe.
To review the Company's latest news releases and other corporate documents, please visit the Company's website at www.gptreit.com or contact Investor Relations at (212) 297-1000.
Conference Call
The Company's executive management team will host a conference call and audio webcast on Friday, February 26, 2016, at 11:00 AM EST to discuss fourth quarter 2015 financial results. Presentation materials will be posted prior to the call on the Company's website, www.gptreit.com.
Interested parties may access the live call by dialing 1-888-317-6003, or for international participants 1-412-317-6061, using passcode 5997627. Additionally, the live call will be webcast in listen-only mode on the Company's website at www.gptreit.com in the Investor Relations section.
A replay of the call will be available at 2:00 PM EST, February 26, 2016 through midnight, March 11, 2016 by dialing 1-877-344-7529, or for international participants 1-412-317-0088, using the access code 10080465.
Disclaimer
Non GAAP Financial Measures
The Company has used non-GAAP financial measures as defined by SEC Regulation G in this press release. A reconciliation of each non-GAAP financial measure and the comparable GAAP financial measure can be found on page 8 of this release.

Gramercy Property Trust
Condensed Consolidated Balance Sheets
(Unaudited, dollar amounts in thousands, except per share data)

	December 31, 2015	December 31, 2014
Assets:
Real estate investments, at cost:
Land	$702,557	$239,503
Building and improvements	3,313,747	828,117
Less: accumulated depreciation	(84,627)	(27,598)
Total real estate investments, net	3,931,677	1,040,022
Cash and cash equivalents	128,031	200,069
Restricted cash	17,354	1,244
Investment in unconsolidated equity investments	580,000	—
Servicing advances receivable	1,382	1,485
Retained CDO bonds	7,471	4,293
Assets held for sale, net	420,485	—
Tenant and other receivables, net	34,234	15,398
Acquired lease assets, net of accumulated amortization of $54,323 and $15,168	682,174	200,231
Deferred costs, net of accumulated amortization of $3,760 and $1,908	20,339	10,355
Goodwill	3,568	3,840
Other assets	14,192	23,063
Total assets	$5,840,907	$1,500,000
Liabilities and Equity:
Liabilities:
Senior unsecured credit facility	$296,724	$—
Exchangeable senior notes, net	109,394	107,836
Mortgage notes payable	532,922	161,642
Unsecured notes	100,000	—
Senior unsecured term loans	1,225,000	200,000
Total long term debt	2,264,040	469,478
Accounts payable and accrued expenses	59,808	18,806
Dividends payable	8,980	9,579
Accrued interest payable	4,546	2,357
Deferred revenue	36,031	11,592
Below market lease liabilities, net of accumulated amortization of $17,083 and $3,961	242,456	53,826
Liabilities related to assets held for sale	291,364	—
Derivative instruments, at fair value	3,442	3,189
Other liabilities	8,271	8,263
Total liabilities	2,918,938	577,090
Commitments and contingencies	—	—
Noncontrolling interest in operating partnership	10,892	16,129
Equity:
Common shares, par value $0.01, 990,000,000 and 220,000,000 shares authorized, 420,523,153 and 149,079,743 shares issued and outstanding at December 31, 2015 and December 31, 2014, respectively.	4,205	1,491
Series A cumulative redeemable preferred shares, par value $0.01, liquidation preference $87,500, 3,500,000 shares authorized, issued and outstanding at December 31, 2015.	84,394	—
Series B cumulative redeemable preferred shares, par value $0.01, liquidation preference $87,500, 3,500,000 shares authorized, issued and outstanding at December 31, 2014.	—	84,394
Additional paid-in-capital	3,879,932	1,767,533
Accumulated other comprehensive loss	(5,751)	(3,703)
Accumulated deficit	(1,051,454)	(942,934)
Total shareholders' equity	2,911,326	906,781
Noncontrolling interest in other partnerships	(249)	—
Total equity	2,911,077	906,781
Total liabilities and equity	$5,840,907	$1,500,000

Gramercy Property Trust
Condensed Consolidated Statements of Operations
(Unaudited, dollar amounts in thousands, except per share data)

	Three Months Ended December 31,		Year Ended December 31,
	2015	2014	2015	2014
Revenues
Rental revenue	51,996	22,567	169,986	60,258
Third-party management fees	4,700	6,166	22,271	25,033
Operating expense reimbursements	12,701	8,266	41,814	20,604
Investment income	555	431	1,763	1,824
Other income	25	(3)	1,438	221
Total revenues	69,977	37,427	237,272	107,940
Operating Expenses
Property operating expenses	13,070	8,109	42,076	21,027
Management expenses	4,889	4,075	19,446	17,593
Depreciation and amortization	29,120	13,957	97,654	36,408
Management, general and administrative	5,495	4,758	19,794	18,416
Acquisition and merger-related expenses	47,832	2,925	61,340	6,171
Total operating expenses	100,406	33,824	240,310	99,615
Operating Income (Loss)	(30,429)	3,603	(3,038)	8,325
Other Income (Expense):
Interest expense	(11,438)	(5,516)	(34,663)	(16,586)
Other-than-temporary impairment	—	(2,414)	—	(4,064)
Portion of impairment recognized in other comprehensive loss	—	(1,659)	—	(752)
Net impairment recognized in earnings	—	(4,073)	—	(4,816)
Loss on derivative instruments	—	—	—	(3,300)
Equity in net income (loss) of unconsolidated equity investments	(133)	103	(1,107)	1,959
Gain on remeasurement of previously held joint venture	—	—	—	72,345
Loss on extinguishment of debt	(9,472)	—	(9,472)	(1,925)
Income (loss) from continuing operations before provision for taxes	(51,472)	(5,883)	(48,280)	56,002
Provision for taxes	(37)	162	(2,153)	(809)
Income (loss) from continuing operations	(51,509)	(5,721)	(50,433)	55,193
Income (loss) from discontinued operations	858	(2)	875	(524)
Income (loss) before net gains on disposals	(50,651)	(5,723)	(49,558)	54,669
Net gains on disposals	246	—	839	—
Net income (loss)	(50,405)	(5,723)	(48,719)	54,669
Net loss attributable to noncontrolling interest	748	132	791	236
Net income (loss) attributable to Gramercy Property Trust	(49,657)	(5,591)	(47,928)	54,905
Preferred share redemption costs	—	—	—	(2,912)
Preferred share dividends	(1,558)	(1,576)	(6,234)	(7,349)
Net income (loss) available to common shareholders	$(51,215)	$(7,167)	$(54,162)	$44,644
Basic earnings per share:
Net income (loss) from continuing operations, after preferred dividends	$(0.23)	$(0.07)	$(0.30)	$0.53
Net income (loss) from discontinued operations	—	—	—	(0.01)
Net income (loss) available to common shareholders	$(0.23)	$(0.07)	$(0.30)	$0.52
Diluted earnings per share:
Net income (loss) from continuing operations, after preferred dividends	$(0.23)	$(0.07)	$(0.30)	$0.52
Net income (loss) from discontinued operations	—	—	—	(0.01)
Net income (loss) available to common shareholders	$(0.23)	$(0.07)	$(0.30)	$0.51
Basic weighted average common shares outstanding	218,638,226	106,746,389	182,096,149	83,582,183
Diluted weighted average common shares and common share equivalents outstanding	218,638,226	106,746,389	182,096,149	85,925,509

Gramercy Property Trust
Reconciliation of Non-GAAP Financial Measure
(Unaudited, dollar amounts in thousands, except per share data)

	Three Months Ended December 31,		Year Ended December 31,
	2015	2014	2015	2014
Net income (loss) attributable to common shareholders and unitholders	$(51,215)	$(7,167)	$(54,162)	$44,644
Add:
Depreciation and amortization	29,120	13,957	97,654	36,408
FFO adjustments for unconsolidated equity investments	1,642	67	2,019	4,086
Net income (loss) attributed to noncontrolling interest	(748)	(132)	(791)	(236)
Net (income) loss from discontinued operations	(858)	2	(875)	524
Less:
Non real estate depreciation and amortization	(217)	(204)	(870)	(784)
Gain on remeasurement of previously held joint venture	—	—	—	(72,345)
Net gain from disposals	(246)	—	(839)	—
Funds from operations attributable to common shareholders and unitholders	$(22,522)	$6,523	$42,136	$12,297
Add:
Acquisition costs	435	2,925	6,395	6,171
Acquisition costs for unconsolidated equity investments	510	—	1,557	—
Other-than-temporary impairments on retained bonds	—	4,073	—	4,816
Merger related costs	47,397	—	54,945	—
Loss on extinguishment of debt	9,472	—	9,472	1,925
Loss on derivative instruments		—	—	3,300
Preferred share redemption costs	—	—	—	2,912
Change in preferred share dividends	—	—	—	564
European Fund setup costs	—	—	221	—
Net income from discontinued operations related to properties	1,106	—	1,106	—
Less:
Recovery of servicing advances	—	—	(1,071)	—
Core funds from operations attributable to common shareholders and unitholders	$36,398	$13,521	$114,761	$31,985
Add:
Non-cash share-based compensation expense	1,098	803	3,829	2,901
Amortization of market lease assets	1,145	337	3,777	1,310
Amortization of deferred financing costs and non-cash interest	1,061	520	2,331	2,561
Amortization of lease inducement costs	86	43	269	175
Return on construction advances	—	—	—	358
Non-real estate depreciation and amortization	217	204	870	784
Amortization of free rent received at property acquisition	530	175	3,415	544
Less:
AFFO adjustments for unconsolidated equity investments	378	2	259	(793)
Straight-lined rent	(3,266)	(1,163)	(12,206)	(3,995)
Change in preferred share dividends	—	(1,325)	—	(564)
Amortization of market lease liabilities	(3,029)	—	(16,026)	(3,661)
Adjusted funds from operations attributable to common shareholders and unitholders	$34,618	$13,117	$101,279	$31,605
Funds from operations per share – basic	$(0.10)	$0.06	$0.23	$0.15
Funds from operations per share – diluted	$(0.10)	$0.06	$0.22	$0.14
Core funds from operations per share – basic	$0.16	$0.12	$0.62	$0.38
Core funds from operations per share – diluted	$0.16	$0.12	$0.61	$0.37
Adjusted funds from operations per share – basic	$0.16	$0.12	$0.55	$0.37
Adjusted funds from operations per share – diluted	$0.15	$0.12	$0.54	$0.37

Gramercy Property Trust
Reconciliation of Non-GAAP Financial Measure - continued
(Unaudited, dollar amounts in thousands, except per share data)

	Three Months Ended December 31,		Year Ended December 31,
	2015	2014	2015	2014
Basic weighted average common shares outstanding – EPS	218,638,226	106,746,389	182,096,149	83,582,183
Phantom shares	410,713	—	410,713	—
Weighted average non-vested share based payment awards	1,496,016	934,742	1,336,830	—
Weighted average partnership units held by noncontrolling interest	1,474,712	1,954,375	1,555,007	824,464
Weighted average common shares and units outstanding	222,019,667	109,635,506	185,398,699	84,406,647
Diluted weighted average common shares and common share equivalents outstanding – EPS(1)	218,638,226	106,746,389	182,096,149	85,925,509
Weighted average partnership units held by noncontrolling interest	1,474,712	1,954,375	1,555,007	—
Weighted average non-vested share based payment awards	2,881,721	1,939,489	2,722,535	—
Weighted average stock options	38,079	43,674	52,976	—
Phantom shares	410,713	472,317	410,713	—
Dilutive effect of Exchangeable Senior Notes	—	—	472,154	—
Diluted weighted average common shares and units outstanding	223,443,451	111,156,244	187,309,534	85,925,509

(1)
For the three months ended December 31, 2015 and 2014 and for year ended December 31, 2015, the diluted weighted average share calculation, which is the denominator in diluted earnings per share, excludes potentially dilutive securities because they would have been anti-dilutive during those periods.  The denominators for diluted earnings per share for the year ended December 31, 2015 are the same and include potentially dilutive securities.

Gramercy Property Trust
Reconciliation of Non-GAAP Financial Measure - continued
(Unaudited, dollar amounts in thousands, except per share data)

Disclaimers
Non-GAAP Financial Measures
The Company has used non-GAAP financial measures as defined by SEC Regulation G in this press release. A reconciliation of each non-GAAP financial measure and the comparable GAAP financial measure can be found on page 10 of this release.
Fund from operations (“FFO”): The revised White Paper on FFO approved by the Board of Governors of the National Association of Real Estate Investment Trusts, or NAREIT, defines FFO as net income (loss) (determined in accordance with GAAP), excluding impairment write-downs of investments in depreciable real estate and investments in in-substance real estate investments, gains or losses from debt restructurings and sales of depreciable operating properties, plus real estate-related depreciation and amortization (excluding amortization of deferred financing costs), less distributions to non-controlling interests and gains/losses from discontinued operations and after adjustments for unconsolidated partnerships and joint ventures.
Core FFO and adjusted funds from operations (“AFFO”): Core FFO and AFFO are presented excluding property acquisition costs, other-than-temporary impairments on retained bonds and other one-time charges. AFFO of the Company also excludes non-cash share-based compensation expense, amortization of above and below market leases, amortization of deferred financing costs, amortization of lease inducement costs, non-real estate depreciation and amortization, amortization of free rent received at property acquisition and straight-line rent. The Company believes that Core FFO and AFFO are useful supplemental measures regarding the Company’s operating performances as they provide a more meaningful and consistent comparison of the Company’s operating performance and allows investors to more easily compare the Company’s operating results.
FFO, Core FFO and AFFO do not represent cash generated from operating activities in accordance with GAAP and should not be considered as alternatives to net income (determined in accordance with GAAP), as indications of our financial performance, or to cash flow from operating activities as measures of our liquidity, nor are they entirely indicative of funds available to fund our cash needs, including our ability to make cash distributions. Our calculations of FFO, Core FFO and AFFO may be different from the calculations used by other companies and, therefore, comparability may be limited.
Forward-looking Information
This press release contains forward-looking information based upon the Company's current best judgment and expectations. Actual results could vary from those presented herein. The risks and uncertainties associated with forward-looking information in this release include, but are not limited to, factors that are beyond the Company's control, including the factors listed in the Company's Annual Report on Form 10-K, in the Company's Quarterly Reports on Form 10-Q and in the Company's Current Reports on Form 8-K. The Company undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. For further information, please refer to the Company's filings with the Securities and Exchange Commission.